UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2007 (March 21, 2007)

HANCOCK FABRICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction	(Commission	(I. R. S. Employer
of incorporation)	File Number)	Identification No.)

One Fashion Way, Baldwyn, MS	38824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (662) 365-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

(a) On March 21, 2007, Hancock Fabrics, Inc. (the "Company") (1) filed voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of Delaware (the "Court") (Case No. 07-10353). The reorganization case is being administered under the caption "In re Hancock Fabrics, Inc., Case No. 07-10353." The Company will continue to operate its business as a "debtor-in possession" under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On March 22, 2007, the Company announced that it received approval of the Court of a $105 million "debtor-in-possession" financing arrangement with Wachovia Bank, N.A., in which the Company will gain additional borrowing capacity. In addition, the Company announced it had reached an agreement in principle with another lender for an additional loan of up to $17.5 million.

The Company also received approval of the Court for a number of "First Day Motions" to support its employees, customers, vendors and other stakeholders. Among other things, the Court approved requests to continue to pay the Company's employees and to fulfill the needs of the Company's customers.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On March 21, 2007, the Company retained Mr. Jeff Nerland to serve as the Company's Interim Executive Vice President and Chief Financial Officer and Mr. David Hull to serve as the Company's Interim Executive Vice President and Chief Operating Officer.

Mr. Nerland has more than 25 years of senior financial management and advisory experience for under-performing companies, and he has led many distressed clients to stability and profitability. Mr. Nerland has been with Corporate Revitalization Partners, LLC since 2005 and became a partner in 2006. From 2002 to 2005, Mr. Nerland was Senior Vice President and Group President of Cabin Management Group of DeCrane Aircraft. Prior to joining DeCrane, Mr. Nerland provided interim management and advisory services for distressed companies for over 14 years. Mr. Nerland received a bachelor's degree in business management from Indiana University. He earned a master's degree in finance, graduating with honors from the University of Southern California.

Mr. Hull has experience in developing and analyzing the capital structure, financial performance and risk status of companies in a range of industries. Mr. Hull has been with Corporate Revitalization Partners, LLC ("CRP") since 2003 and became a partner in 2006. His work has focused on providing restructuring and interim management services to under-performing companies and companies in Chapter 11 bankruptcy proceedings. From 2000 to 2003, Mr. Hull was employed by Prudential Capital Group. Mr. Hull earned a bachelor's degree in business administration from Southern Methodist University with a concentration in finance and a minor in economics.

The Company has requested approval from the Court for the engagement agreement between the Company and CRP, pursuant to which Messrs. Hull and Nerland, among others, are being provided to assist the Company.

Item 7.01 Regulation FD Disclosure.

The information furnished on Exhibits 99.1 is hereby incorporated by reference under this Item 7.01 as if fully set forth herein.

The information presented herein under Item 7.01 shall not be deemed "filed" under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press release issued by Hancock Fabrics, Inc., dated March 21, 2007
99.2	Press release issued by Hancock Fabrics, Inc., dated March 22, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HANCOCK FABRICS, INC.
(Registrant)

By: /s/ Larry D. Fair
Name:	Larry D. Fair
Title:	Vice President, Finance (Principal Financial and Accounting Officer)

Date: March 27, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press release issued by Hancock Fabrics, Inc., dated March 21, 2007
99.2	Press release issued by Hancock Fabrics, Inc., dated March 22, 2007